Exhibit 10.2

DEBT TO EQUITY CONVERSION AGREEMENT

THIS DEBT-TO-EQUITY CONVERSION AGREEMENT (this “Agreement”) is entered into and made effective as of July 24, 2025, by and between NATURE’S MIRACLE HOLDING INC., a Delaware corporation (“Company”), and Peng Zhang, an individual (“Lender”).

WHEREAS, the Company has entered into a note with Lender for the amount of $560,000 (“Note”).

WHEREAS, the debt owed on the Note by the Company is still $560,000 as recorded and shown on the financials of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Conversion of Note and Issuance of Shares.

(a) Peng Zhang, hereby agrees that his unpaid note to him of $560,000 shall be converted into 4,291,188 common shares of the Company based on the trading price of $0.1305, the price at the end of the signing date of this agreement.

(b) The above conversion of Note into Common Shares are subject to the approval of the board to issue such shares.

(c) Upon issuance of the common shares, Lender agrees that the balance on the note shall be zero and shall release the Company of all claims against the Note.

(d) The Company agrees to the issuance of the said shares above and will register the shares at the next S1 registration statement. The Company agrees to file an S-1 registration statement with the U.S. Securities and Exchange Commission (SEC) within 45 calendar days following the completion of the conversion of the Convertible Notes into Common Stock and to ensure the registration of such shares. In the event the Company fails to complete the registration within the specified time frame, the Investor shall have the right to elect one of the following remedies:

(1)	Reversion to Notes: Return the converted shares to the Company in exchange for the reissuance of Convertible Notes at the original conversion price, reinstating the original terms, including principal, interest, and related provisions; or

(2)	Cash Buyback: Require the Company to repurchase the converted shares for cash, including payment of the principal amount and any accrued interest.

2. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute arising out of or related to this Agreement shall be resolved through binding arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules, with the arbitration to take place in the State of California. The arbitration award shall be final and binding on both parties. Notwithstanding the foregoing, the Investor retains the right to pursue litigation in either the courts of California or the courts located in the Investor’s principal place of residence. The prevailing party in any arbitration or litigation shall be entitled to recover all reasonable attorneys’ fees and court costs.

(b) This Agreement constitutes the entire agreement between the parties with respect to salary and wage conversion into stock for the earned time period indicated above and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

(c) Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d) Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance, and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance, and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e) This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

(f) If any provision of this Agreement is deemed to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

NATURE’S MIRACLE HOLDING INC.,
a Delaware corporation

By:	/s/ Tie “James” Li
Name:	Tie “James” Li
Title:	Chairman and CEO

LENDER

By:	/s/ Peng Zhang
Name:	Peng Zhang, Lender

Signature Page to Debt to Equity Conversion Agreement